EXHIBIT 4.1


                       VITESSE SEMICONDUCTOR CORPORATION

                         REGISTRATION RIGHTS AGREEMENT



     This Registration Rights Agreement (the "Agreement") is made effective as of ____________, 2001 (the "Effective Date"), by and among Vitesse Semiconductor Corporation, a Delaware corporation (the "Parent") and all of the shareholders and warrantholders in Exbit Technology A/S, a company organized under the laws of the Kingdom of Denmark (the "Shareholders").

                                    RECITALS

     Parent, the Shareholders and Exbit Technologies A/S (the "Company") are parties to the Share Purchase Agreement dated _________, 2001 (together with the exhibits and schedules thereto, the "Purchase Agreement"; capitalized terms used herein and not defined shall have the meanings ascribed thereto in the Purchase Agreement), pursuant to which Parent shall acquire all outstanding shares of capital stock and other actual or potential ownership interests of the Company in exchange for shares of common stock of Parent (the "Shares").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, all parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

     "Black-Out Period" means any period during which executive officers and directors of Parent are generally prohibited from engaging in trades in Parent's securities pursuant to Parent's Insider Trading Policy.

     "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Holder" means any of the Shareholders, for so long as such person holds any Registrable Securities, or any person holding Registrable Securities to whom the rights under this Agreement have been transferred in accordance with
Section 11 hereof.


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

     "Insider Trading Policy" means the policy adopted by Parent's Board of Directors, as such may be amended from time to time, relating to transactions in Parent's securities by Parent's executive officers and directors.

     "Permitted Window" means the period during which a Holder entitled to sell Registrable Securities pursuant to a registration statement under Section 5(a) of this Agreement shall be permitted to sell Registrable Securities pursuant to such a registration. Except as otherwise set forth in this Agreement, a Permitted Window shall (i) commence upon the tenth business day following receipt by Parent of a written notice from a Holder to Parent that such Holder intends to sell Shares pursuant to such registration statement, or such earlier date as Parent may agree to, and shall (ii) terminate upon the commencement of a Black-Out Period.

     "Registrable Securities" means the Shares, exclusive of any Shares held in escrow pursuant to the Purchase Agreement, and any Common Stock of Parent issued or issuable in respect thereof upon any conversion, stock split, stock dividend, recapitalization, merger or other reorganization; provided, however, that securities shall only be treated as Registrable Securities if and so long as they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction.

     "Register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" means all expenses, except Selling Expenses, incurred by Parent in complying with Section 5 hereof, including without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Parent, fees and disbursements of counsel for the Holders (which counsel shall be selected by the Holders holding a majority of the Registrable Securities and shall be satisfactory to Parent), blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Parent which shall be paid in any event by Parent).

     "Restricted Securities" means the securities of Parent required to bear a legend as described in Section 3 hereof.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.


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     "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder; provided, however, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Holders holding a majority of the Registrable Stock and shall be satisfactory to Parent) shall not be included in the definition of Selling Expenses.

     2. Restrictions on Transferability. The Restricted Securities and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization, shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder or transferee will cause any proposed purchaser, assignee, transferee, or pledgee of any such securities held by the Holder or transferee to agree to take and hold such securities subject to the restrictions and upon the conditions specified in this Agreement, including without limitation the restrictions set forth in Section 4.

     3. Restrictive Legend. Each certificate representing the Shares or any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger or other reorganization shall be stamped or otherwise imprinted with the following legend:

     THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SAID ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER SAID ACT.

Each Holder consents to Parent making a notation on its records and giving instructions to any transfer agent of its capital stock in order to implement the restrictions on transfer established in this Agreement and the Merger Agreement.

     4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Without in any way limiting the immediately preceding sentence or the provisions of Section 2, no sale, assignment, transfer or pledge (other than (i) a sale made pursuant to a registration statement filed under the Securities Act and declared effective by the Commission or (ii) a sale made in accordance with the applicable provisions of Rule 144) of


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

Restricted Securities shall be made by any holder thereof to any person unless such person shall first agree in writing to be bound by the restrictions of this Agreement, including without limitation this Section 4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Parent of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by Parent, the holder shall also provide, at such holder's expense, a written opinion of legal counsel (who shall be, and whose legal opinion shall be, reasonably satisfactory to Parent) addressed to Parent, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and under applicable state securities laws and regulations. Upon delivery to Parent of such notice and, if required, such opinion, the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of such notice. Parent agrees that it shall not request such an opinion of counsel with respect to (i) a transfer not involving a change in beneficial ownership, (ii) a transaction involving the transfer without consideration of Restricted Securities by an individual holder during such holder's lifetime by way of gift or on death by will or intestacy. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in
Section 3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and counsel for Parent, such legend is not required in order to establish or ensure compliance with any provision of the Securities Act.

     5. Registration on Form S-3.

        (a) Registration. Parent shall use its commercially reasonable efforts to cause a registration statement on Form S-3 (or any successor form, collectively, a "Form S-3") covering all Registrable Securities to be filed and declared effective no later than 45 days after the Closing under the Purchase Agreement. Parent shall use its commercially reasonable efforts to keep such registration statement effective until the first anniversary of the date of the Closing under the Purchase Agreement, or such earlier date upon which (i) no Holder holds any Registrable Securities or (ii) a Black-Out Period commences that will include the first anniversary of the Closing under the Purchase Agreement. Parent shall, prior to the commencement of the Permitted Window, inform each of the Holders of the commencement of the Permitted Window. Parent shall notify each of the Holders of the termination of a Permitted Window no later than the time Parent notifies its executive officers and directors of the corresponding Black-Out Period; provided, however, that Parent need not notify the Holders of regularly scheduled Black-Out Periods relating to the closing of



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Parent's fiscal quarters, which periods commence on the fifteenth day prior to the end of the last month of each fiscal quarter and terminate twenty-four hours after Parent publicly announces its results for such quarter.

     (b) Limitations on Registration and Sale of Registrable Securities. Notwithstanding anything in this Agreement to the contrary, Parent's obligations and the Holders' rights under this Section 5 are subject to the limitations and qualifications set forth below, which may be waived in writing by Parent.

          (i) Parent shall have no obligation to keep effective a registration statement hereunder following such time as each Holder is eligible to sell any of its Registrable Securities pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A).

          (ii) The Holders will sell Registrable Securities pursuant to a registration effected hereunder only during a Permitted Window.

          (iii) If Parent furnishes to the Holders a certificate signed by the President or Chief Financial Officer of Parent stating that, in the good faith judgment of the Board of Directors of Parent, it would be seriously detrimental to Parent for a Form S-3 registration to be effected, or a Permitted Window to be in effect, due to (A) the existence of a material development or potential material development involving Parent which Parent would be obligated to disclose in the prospectus contained in the Form S-3 registration statement, which disclosure would in the good faith judgment of the Board of Directors be premature or otherwise inadvisable,
     (B) the existence of other facts or circumstances as a result of which the prospectus contained or to be contained in the Form S-3 registration statement includes or would include an untrue statement of a material fact or omits or would omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or then existing or
     (C) Parent's bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of the receipt of a notice from a Holder that it intends to sell Registrable Securities during a Permitted Window, Parent may defer the filing of the Form S-3 registration statement or delay the commencement of a Permitted Window or may effect an early termination of a Permitted Window that has commenced, as the case may be. Parent may elect to so defer, delay or terminate under clause (A) above only to the extent that the event described in clause (A) also gives rise to a Black-Out Period applicable to all of Parent's executive officers and directors under Parent's Insider Trading Policy. If Parent elects to so defer, delay or terminate under clause (B) above, Parent shall use its commercially reasonable efforts to amend the registration statement



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

     or take such other action as may be necessary to eliminate the situation described in clause (B) as soon as practicable. Any Holder receiving any notice from Parent with respect to the matters covered by this Section 5(b)(iii) shall keep the fact and content of such notice, and the event or circumstances giving rise to such notice, confidential.

          (iv) The obligations of Parent hereunder are conditioned upon its being eligible to register its securities on Form S-3 at the time any such registration is otherwise required hereunder.

          (v) At any time that Parent is obligated under this Agreement to permit the Holders to sell Registrable Securities pursuant to a registration statement on Form S-3, Parent may, instead of maintaining an effective registration statement on Form S-3 for the benefit of the Holders, include such Registrable Securities in a registration effected for the benefit of Parent and/or other selling stockholders. In the event that such registration is in connection with an underwritten offering, the Holders participating in such registration shall enter into an underwriting agreement in customary form with the managing underwriter selected by Parent, notwithstanding the provisions of Section 5(c).

          (vi) Notwithstanding anything to the contrary in this Agreement, Parent shall have no obligation to effect a registration hereunder, and no Permitted Window will exist, with respect to Registrable Securities that are subject to the escrow provisions of the Merger Agreement (including any agreement which is an exhibit thereto) during the time that such Registrable Securities are subject to such provisions and no Holder shall sell any such Registrable Securities pursuant to a registration hereunder, or pursuant to Rule 144, during any such period.

     (c) Underwriting. At the election of the Holders representing a majority of the Registrable Securities that are proposed to be sold during a Permitted Window (the "Deciding Holders"), all sales of Registrable Securities under this
Section 5 during such Permitted Window shall be made through an underwriting managed by an underwriter selected by Parent and acceptable to Deciding Holders (the "Managing Underwriter"). Parent shall, together with all Holders proposing to distribute their Registrable Securities through such underwriting, enter into an underwriting agreement in customary form with the Managing Underwriter. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to Parent. Any Holder so withdrawing shall not sell any Registrable Securities pursuant to a registration effected under this Agreement until after the completion of such underwritten distribution. Nothing in this



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

section shall require the Holders to select and sell any of the Shares through a Managing Underwriter.

     (d) Registration Procedures. In connection with any registration required under this Agreement, Parent shall take the actions set forth below.

          (i) Prior to filing any registration statement, prospectus, amendment or supplement with the Commission in connection with any registration hereunder, Parent shall furnish to one counsel selected by the Holders of a majority of the Registrable Securities copies of such documents.

          (ii) Parent shall notify each Holder of any stop order issued or threatened by the Commission and will take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (iii) Parent shall comply with the provisions of the Securities Act with respect to the disposition of all securities covered by a registration statement filed pursuant to this Agreement with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the Holders as set forth in such registration statement.

          (iv) Parent shall furnish to each Holder and each underwriter, if any, of Registrable Securities covered by a registration statement filed pursuant to this Agreement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and such other documents as a selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder.

          (v) Parent shall use its best efforts to register or qualify the Registrable Securities under the securities or "blue sky" laws of each State of the United States of America and shall do any and all other acts and things which may be reasonably necessary or advisable to enable each selling Holder and each underwriter, if any, to consummate the disposition in such States of the Registrable Securities owned by such selling Holders; provided that Parent shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection (v), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.



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


          (vi) Parent shall immediately notify each Holder entitled to sell Registrable Securities during a Permitted Window of the happening of any event which comes to Parent's attention if, as a result of such event, the prospectus included in the registration statement filed under this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent shall promptly prepare and furnish to each Holder and file with the Commission a supplement or amendment to such prospectus so that such prospectus will no longer contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (vii) Parent shall take all such other reasonable and customary actions as each Holder or the underwriters, if any, may reasonably request in order to expedite or facilitate the disposition of the Registrable Securities in accordance with the terms of this Agreement.

          (viii) Parent shall cause the officers, directors and employees of Parent and each of its subsidiaries to supply such information and respond to such inquiries as any Holder or underwriter may reasonably request or make for the purpose of confirming that such registration statement does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that Parent obtains reasonably satisfactory assurances that such information will be used solely for such purpose and will be held in confidence (except to the extent that it is included in the registration statement).

     6. Other Registration Rights. The Holders acknowledge that certain other stockholders of Parent may now or hereafter have registration rights, and that such other stockholders may be entitled to sell their securities at the same time, or pursuant to the same registration and underwriting, as the Holders hereunder.

     7. Expenses of Registration. All Registration Expenses incurred in connection with Parent's obligations hereunder shall be borne by Parent. All Selling Expenses relating to securities proposed to be registered hereunder and all other registration expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares proposed to be sold by each of them during the applicable Permitted Window.

         8.       Indemnification.



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


     (a) Parent will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and Parent will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment of an indemnified party there is potential conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel and local counsel), provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent by such Holder or controlling person, and stated to be specifically for use therein; and provided, further, that the foregoing indemnity Agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any person, if a copy of the final prospectus or an amended or supplemental prospectus, as applicable, was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the final prospectus or the amended or supplemented prospectus, as applicable, would have cured the defect giving rise to the loss, liability, claim or damage. In no event, however, shall Parent have any indemnification obligation to the extent that the expenses, claims, losses, damages or liabilities as to which indemnification is sought are in connection with an offer or sale made by any Holder in violation of the terms of this Agreement (a "Violation"). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder, such Holder's directors and officers, underwriter or controlling person, and shall survive the transfer of such securities by such Holder.

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which a registration hereunder is effected,



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


indemnify Parent, each of its directors and officers, each person who controls Parent within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) a Violation by such Holder or (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other documents, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such Holders, such directors, officers or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action (but not in excess of expenses incurred in respect of one counsel and one local counsel for all of them unless, in the reasonable judgment to of an indemnified party, there is a conflict of interest between any indemnified parties, which indemnified parties may be represented by separate counsel and local counsel), but, in the case of clause (ii) above, only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by such Holder. Notwithstanding the foregoing, the liability of each Holder under this subsection 8.7(b) shall be limited in an amount equal to the net proceeds received by such Holder from the sale of Registrable Securities covered by such registration statement.

     (c) Each party entitled to indemnification under this Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or there are separate and different defenses available to the Indemnified Party and the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any



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

settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     9. Information by Holder. The Holder or Holders of Registrable Securities included in any registration hereunder shall furnish to Parent such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as Parent may request in writing and as shall be required in connection with any registration referred to in this Agreement.

     10. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration Parent agrees to use all reasonable efforts, at any time after the first anniversary of the Effective Date, to:

     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act; and

     (b) File with the Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act.

     11. Transfer of Registration Rights. The rights to cause Parent to register securities granted to Holders under Section 5 may be assigned to a transferee or assignee reasonably acceptable to Parent in connection with any transfer or assignment of Registrable Securities by the Holder, provided that
(i) such transfer is otherwise effected in accordance with applicable securities laws and the terms of this Agreement, (ii) such assignee or transferee acquires at least [number to be discussed] shares of Registrable Securities (as adjusted for stock splits, stock dividends, stock combinations and the like), (iii) written notice is promptly given to Parent and (iv) such transferee agrees in writing to be bound by the provisions of this Agreement. Notwithstanding the foregoing, the rights to cause Parent to register securities may be assigned without compliance with item (ii) above to the legal successor to an individual holder, or to a family member or trust for the benefit of a Holder who is an individual, or a trust for the benefit of a family member of such a Holder.

     12. Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Parent and Holders of a majority of the Registrable Securities remaining at the time such amendment or waiver is made, provided such amendment or waiver affects all Holders uniformly.



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     13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of California, without regard to conflict of laws provisions.

     14. Entire Agreement. This Agreement constitutes the full and entire understanding and Agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, all other agreements regarding the registration rights of the Company's shareholders shall hereby expire. The provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

     15. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

     (a) if to a Holder, at such Holder's address as set forth below such Holder's signature on this Agreement, or at such other address as such Holder shall have furnished to Parent with a copy to:

         Shearman & Sterling
         5 Appold Street
         London EC2A 2AP
         Fax:  +44 20 7655 5500
         Attn:  Alberto Luzarraga

     (b) if to Parent, to:

         Vitesse Semiconductor Corporation
         741 Calle Plano
         Camarillo, California 93012
         Fax:     (805) 388-7565
         Attn:    Yatin Mody

     or at such other address as Parent shall have furnished to the Holders, with a copy to:

         Davis Polk & Wardwell
         1600 El Camino Real
         Menlo Park, CA 94025
         Attn:    Francis S. Currie, Esq.
         Fax:     (650) 752-2111



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


     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by facsimile transmission, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.







                  [Remainder of Page Intentionally Left Blank]



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




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


"PARENT'

Vitesse Semiconductor Corporation
a Delaware corporation

By:
Title:


"THE HOLDERS"




By:
Title:


Address:





















[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]



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